Exhibit 99.2

Vapir, Inc.

September 30, 2014 and 2013

Index to the Financial Statements

CONTENTS

Financial Statements:

Balance Sheets as of September 30, 2014 (Unaudited) and December 31, 2013	F-2

Statements of Operations -
For the Nine Months Ended September 30, 2014, and 2013 (Unaudited)	F-3

Statements of Cash Flows -
For the Nine Months Ended September 30, 2014, and 2013 (Unaudited)	F-4

Notes to the Unaudited Financial Statements (Unaudited)	F-5

F-1

VAPIR, INC.
BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$-	$24,803
Accounts receivable	944	122,729
Inventory	56,253	46,352

Total Current Assets	57,197	193,884

OTHER ASSETS:
Property and equipment, net	4,122	27,175
Intangible assets, net	459,146	509,528

Total Other Assets	463,268	536,703

Total Assets	$520,465	$730,587

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Bank overdraft	$1,434	$-
Accounts payable and accrued expenses	68,276	41,317
Loan payable	197,000	176,000
Note payable - current maturities	19,800	19,800
Customer deposits	188,809	13,929

Total Current Liabilities	475,319	251,046

LONG-TERM LIABILITIES:
Note payable, net of current maturities	30,000	44,850

Total Long-term Liabilities	30,000	44,850

Total Liabilities	505,319	295,896

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
Common stock no par value: 100,000 shares authorized; 100,000 shares issued and outstanding	-	-
Additional paid in capital	400,000	400,000
Retained earnings (accumulated deficit)	(384,854)	34,691

Total Stockholder's Equity	15,146	434,691

Total Liabilities and Stockholder's Equity	$520,465	$730,587

See accompanying notes to the unaudited financial statements

F-2

VAPIR, INC.
STATEMENTS OF OPERATIONS

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Net Sales	$1,136,886	$1,962,883

Cost of Sales	564,124	1,001,497

Gross margin	572,762	961,386

OPERATING EXPENSES:
Depreciation and amortization	73,435	55,613
Marketing and selling expenses	41,467	63,346
Compensation	516,587	392,430
Professional fees	47,573	12,486
Research and development	54,039	80,766
Rent	57,894	55,016
General and administrative	189,854	206,810

Total Operating Expenses	980,849	866,467

INCOME (LOSS) FROM OPERATIONS	(408,087)	94,919

OTHER INCOME (EXPENSE):
Interest expense	(11,458)	(23,359)

Other Income (Expense), net	(11,458)	(23,359)

NET INCOME (LOSS)	$(419,545)	$71,560

PRO FORMA FINANCIAL INFORMATION (UNAUDITED):

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(419,545)	71,560

INCOME TAX PROVISION (BENEFIT)	(142,645)	24,330

NET INCOME (LOSS)	$(276,900)	$47,230

EARNINGS PER SHARE:
Basic and diluted	$(4.20)	$0.72

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	100,000	100,000

See accompanying notes to the unaudited financial statements

F-3

VAPIR, INC.
STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(419,545)	$71,560
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	73,435	55,613
Changes in assets and liabilities:
Accounts receivable	121,785	(16,975)
Inventory	(9,901)	(119,850)
Accounts payable and accrued expenses	26,959	(40,862)
Customer deposits	174,880	95,764

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(32,387)	45,250

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized cost of trademark	-	(3,900)
Purchase of property and equipment	-	(4,640)

NET CASH USED IN INVESTING ACTIVITIES	-	(8,540)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from (repayments to) to related party	-	(11,316)
Bank overdraft	1,434	23,345
Proceeds received from loan	21,000	160,000
Payments on loan	-	(50,000)
Payments on notes payable	(14,850)	(14,850)
Stockholder's distribution	-	(180,855)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	7,584	(73,676)

NET CHANGE IN CASH	(24,803)	(36,966)

CASH - beginning of reporting period	24,803	108,872

CASH - end of reporting period	$-	$71,906

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$11,458	$23,359
Income taxes paid	$-	$-

See accompanying notes to the unaudited financial statements

F-4

Vapir, Inc.

September 30, 2014 and 2013

Notes to the Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Organization

Vapir, Inc. (the “Company”) was incorporated in the State of California in October 2006. The Company’s principal business is focused on inventing, developing and producing aromatherapy devices and vaporizers. The Company’s aromatherapy device utilizes heat and convection air and thereby extracts natural essences and produce fresh fragrances.

In October 2006, the Company acquired 100% of the outstanding stock including all assets of Advanced Inhalation Revolution Inc. which was dissolved after it was acquired by the Company. The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 “Business Combinations”.

NOTE 2 – SIGNFICIANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation- Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company as of and for the year ended December 31, 2013 and notes thereto included elsewhere in the Company’s Registration Statement on Form S-1 filed with the SEC herewith.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.
(iii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-5

(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued liabilities, and customer deposits approximate their fair values because of the short maturity of these instruments. The carrying amount of the note and loan payable at September 30, 2014 approximate their respective fair value based on the Company’s incremental borrowing rate.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

F-6

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories. The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts.. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9 Losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

F-7

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received. The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

As of September 30, 2014 and December 31, 2013, there is no allowance for doubtful accounts. The Company recorded bad debt expense of $170 and $0 during the nine months ended September 30, 2014 and 2013, respectively.

Inventory

Inventory Valuation

The Company values inventory, consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) estimates of future demand, and (ii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence for the reporting period ended September 30, 2014 and 2013.

There was no lower of cost or market adjustments for the reporting period ended September 30, 2014 and 2013.

Property and equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Auto	3

Furniture and fixture	5

Leasehold improvement	*

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible assets

The Company records the purchase of intangible assets not purchased in a business combination in accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets” and records intangible assets acquired in a business combination or pushed-down pursuant to acquisition by its parent in accordance with SFAS 141 “Business Combinations”.

Customer relationships are based upon the estimated percentage of annual or period projected cash flows generated by such relationships, to the total cash flows generated over the estimated life of the customer relationships.

F-8

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;
2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 a lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Customer Deposit

Customer deposits at September 30, 2014 and December 31, 2013 were $188,809 and $13,929, respectively, which consist of prepayments from customers to the Company. The Company will recognize the prepayments as revenue upon delivery of the products, in compliance with its revenue recognition policy.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-9

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Marketing, selling and advertising

Marketing, selling and advertising are expensed as incurred. For the nine months ended September 30, 2014 and 2013, such expenses were $41,467 and $63,346, respectively.

Income Tax Provision

The Company was a Subchapter S corporation, whereby the Company was treated as a pass through entity for federal income tax purposes. Under Subchapter S of the Internal Revenue Code stockholder of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

F-10

Pro Forma Income Tax Provision (Benefit) (Unaudited)

The unaudited pro forma income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets, if any, included in the financial statements and income tax provision note reflect the income tax provision which would have been recorded as if the S corporation had always been a C corporation upon its incorporation.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

At September 30, 2014 and 2013, the Company did not have any potentially dilutive securities outstanding.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

F-11

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

  Identify the contract(s) with the customer
  Identify the performance obligations in the contract
  Determine the transaction price
  Allocate the transaction price to the performance obligations in the contract
  Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

  Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
  Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
  Assets recognized from the costs to obtain or fulfill a contract.

 ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

F-12

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated life	September 30, 2014	December 31, 2013

Auto	3 years	12,522	12,522
Furniture and fixtures	5 years	23,743	23,743
Leasehold improvements	5 years	35,206	35,206
Less: Accumulated depreciation		(67,349)	(44,296)
		$4,122	$27,175

(i)	Depreciation Expense

For the nine months ended September 30, 2014 and 2013, depreciation expense amounted to $23,053 and $5,435, respectively. During the nine months ended September 30, 2014, the Company fully depreciated the cost of leasehold improvements as the Company moved to a new office space in June 2014.

(ii)	Impairment

The Company completed the annual impairment test of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

F-13

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	September 30,	December 31,
	2014	2013

Customer relationships associated with a 2006 acquisition (see Note 1)	$1,001,212	$1,001,212
Trademarks	6,430	6,430
	1,007,642	1,007,642
Accumulated amortization	(548,496)	(498,114)
Intangible assets, net	$459,146	$509,528

Customer relationships are amortized based upon the estimated percentage of annual or period projected cash flows generated by such relationships, to the total cash flows generated over the estimated fifteen year life of the customer relationships.

Legal costs associated with serving and protecting trademark are being capitalized. The Company filed trademarks for its company logos with an estimated useful life of 15 years. The Company will amortize the costs of intangible assets over their estimated useful lives on a straight-line basis.  Amortization of intangible assets is included in operating expenses as reflected in the accompanying statements of operations. The Company assesses fair market value for any impairment to the carrying values.

As of September 30, 2014 and December 31, 2013 management concluded that there was no impairment to the acquired assets. Amortization expense for the nine months ended September 30, 2014 and 2013 was $50,382 and $50,178, respectively.

Future amortization of intangible assets is as follows:

2014	$16,823
2015	67,205
2016	67,205
2017	67,205
2018	67,205
2019 and thereafter	173,503
Total	$459,146

Impairment

The Company completed the annual impairment test of intangibles and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

NOTE 6 – NOTE AND LOAN PAYABLE

Loan payable

	September 30, 2014	December 31, 2013

Business loan obtained in May 2011 from Bank of the West with a credit line up to $200,000 and secured by all assets of the Company. This loan bears interest at 4.75% per annum.	$197,000	$176,000

F-14

Note payable

	September 30, 2014	December 31, 2013

4.75% Promissory note of $100,000 issued to Bank of the West on May 10, 2011 payable in 60 consecutive monthly installments starting in June 2012	$49,800	$64,650

Less : Current maturities	(19,800)	(19,800)
Note payable, net of current maturities	$30,000	$44,850

Future minimum principal and interest payment under the note are as follows:

Fiscal Year ending December 31:

2014 (remainder of the year)	$5,522

2015	21,499

2016	20,559

2017	5,294

52,874

Less interest portion	(3,074)

Total	49,800

Less current maturities	(19,800)

Note payable, net of current maturities	$30,000

Amounts outstanding under the loan and note above are personally guaranteed by the President of the Company.

NOTE 7 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Amounts outstanding under the loan and note to a bank (see Note 6) are personally guaranteed by the President of the Company.

Between August 2014 and September 2014, the Company’s President provided advances to the Company for working capital purposes for a total of $70,000. The advance was due on demand and bore interest at 5% per annum. This advance was paid by the end of September 2014.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating lease

A lease agreement was signed for an office and warehousing space consisting of approximately 3,200 square feet located in San Jose, California with an initial term commencing in October 2009 and expiring on September 30, 2030. The lease required the Company to pay a monthly base rent of $3,135 plus real property taxes on the lease premises. In June 2014, the Company entered into a termination agreement with the landlord thereby terminating this lease agreement. The Company has fulfilled its obligation under this lease agreement upon termination.

F-15

In February 2013, the Company entered into a motor vehicle lease agreement.  The lease is for 24 months with monthly payments of $759.

In June 2014, a lease agreement was signed for an office and warehousing space consisting of approximately 5,000 square feet located in San Jose, California with a term commencing in June 2014 and expiring in October 2015. The lease required the Company to pay a monthly base rent of $3,535 plus a pro rata share of operating expenses. The base rent is subject to an annual increase beginning in November 2014 as defined in the lease agreement. This lease agreement is personally guaranteed by the President of the Company.

Future minimum rental payments required under this operating lease are as follows:

Fiscal Year ending December 31:

2014 (remainder of the year)	$12,882

2015	36,868

Total	$49,750

Rent expense was $57,894 and $55,015 for the nine months ended September 30, 2014 and 2013, respectively.

Litigation

From time to time, the Company is involved in litigation matters relating to claims arising from the ordinary course of business. While the results of such claims and legal actions cannot be predicted with certainty, the Company’s management does not believe that there are claims or actions, pending or threatened against the Company, the ultimate disposition of which would have a material adverse effect on the Company’s business, results of operations, financial condition or cash flows.

Notwithstanding the foregoing, on November 3, 2014, the Company was served with a lawsuit from Storz & Bickel, a German competitor of the Company. The lawsuit claims patent infringement of Storz & Bickel’s German patent no DE 198 03 376 C1. The lawsuit was filed in Germany with the regional court of Mannheim. The lawsuit alleges estimated damages in the amount of €750,000 euros. The Company has filed a notice of its intent to defend the lawsuit and has filed an answer to the complaint requesting additional time. The lawsuit is still ongoing and the Company is working to settle the matter.

Additionally, on October 15, 2014, Storz & Bickel have filed a lawsuit with the United States District Court, Central District of California against the Company alleging patent infringement of Storz & Bickel’s US patent no. 6,513,524, which is the US counterpart to the German patent. The US District lawsuit seeks injunction against distribution of the Company’s VapiRise product, damages, interest, costs, treble damages, and attorney’s fees.

Storz & Bickel have not yet served the US District lawsuit; Storz & Bickel’s US counsel have contacted the Company to initiate settlement discussion, but it is anticipated that Storz & Bickel will serve the US District complaint if settlement discussions are not productive.

The Company may be subject to legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, the Company does not believe that any of the outcomes will have a material effect on the Company’s operations.

F-16

NOTE 9 – CONCENTRATION OF CREDIT RISK

Concentration of Revenue and Supplier

During the nine months ended September 30, 2014 sales to two customers represented approximately 61% of the Company’s net sales. During the nine months ended September 30, 2013 sales to two customers represented approximately 63% of the Company’s net sales. As of September 30, 2014 and December 31, 2013, the Company had two customers representing approximately 100% of accounts receivable and one customer representing approximately 100% of accounts receivable, respectively.

The Company purchased inventories and products for sale from one vendor totaling approximately $473,000 and $1.0 million during the nine months ended September 30, 2014 and 2013, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as followed:

On December 30, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with all of the stockholders of the Company (the “Vapir Shareholders”), Vapir Enterprises, Inc. (“Vapir Enterprises”), and its controlling stockholders.

Pursuant to the Exchange Agreement, Vapir Enterprises will acquire all of the outstanding shares of the Company in exchange for the issuance of 38,624,768 shares of Vapir Enterprises’ common stock to Vapir Shareholders.  The shares to be issued to the Vapir Shareholders shall constitute 80% of Vapir Enterprises issued and outstanding shares of common stock as of and immediately after the consummation of the Exchange Agreement.

Upon closing of the Exchange Agreement, the Company became Vapir Enterprises wholly owned subsidiary and Vapir Enterprises ceases its prior operations.

The Exchange Agreement is being accounted for as a reverse merger and recapitalization of the Company whereby the Company is deemed to be the acquirer in the reverse merger for accounting purposes. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of the Company and the results of Vapir Enterprises from the acquisition date.

Upon the closing of the transaction, a new board of directors and new officers were appointed which consists of Mr. Hamid Emarlou and Dr. Shadi Shayegan. Following the closing, Mr. Emarlou was also appointed as Chief Executive Officer and President of Vapir Enterprises.

F-17